UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2012

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 21, 2012, The Shaw Group Inc. (“Shaw”) held a special meeting of shareholders (the “Special Meeting”). The proposals are described in detail in Shaw’s definitive proxy statement filed with the Securities and Exchange Commission. The final results regarding each proposal are set forth below.

1.
The proposal (the “Shaw Transaction Proposal”) to approve the Transaction Agreement (as such agreement may be amended from time to time, the “Transaction Agreement”), dated as of July 30, 2012, between Shaw, Chicago Bridge & Iron Company N.V. (“CB&I”) and Crystal Acquisition Subsidiary Inc., a wholly owned subsidiary of CB&I (“Acquisition Sub”), pursuant to which Acquisition Sub will merge with and into Shaw (the “Transaction”), received the following vote (including shares beneficially owned by “Related Persons,” as defined in the Restated Articles of Incorporation, as amended, of Shaw):

For	Against	Abstain	Broker Non-Votes
55,330,302	81,480	628,932	0

2.
The Shaw Transaction Proposal was also approved by the following vote (excluding shares beneficially owned by “Related Persons,” as defined in the Restated Articles of Incorporation, as amended, of Shaw):

For	Against	Abstain	Broker Non-Votes
51,695,150	81,480	628,932	0

3.
The proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Shaw’s named executive officers in connection with the Transaction, received the following vote:

For	Against	Abstain	Broker Non-Votes
24,980,086	28,952,769	2,107,859	0

4.
The proposal to approve the adjournment of the special meeting, if necessary, to enable the Board of Directors of Shaw to solicit additional proxies to approve the Transaction Agreement was not necessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Transaction Agreement.

Cautionary Statement Regarding Forward-Looking Statements

Statements set forth in this communication that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to shareholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing), the attributes of Shaw as a subsidiary of CB&I and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of federal securities laws.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements.

These risks and uncertainties include, but are not limited to: the risk that the conditions to the closing of the merger are not satisfied; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; costs and difficulties related to the integration of Shaw’s businesses and operations with CB&I’s business and operations; the inability to or delay in obtaining cost savings and synergies from the merger; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions.

Shaw and CB&I caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Shaw’s and CB&I’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  All subsequent written and oral forward-looking statements concerning Shaw, CB&I, the proposed transaction or other matters and attributable to Shaw or CB&I or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  Neither Shaw nor CB&I undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: December 26, 2012	By:	/s/ John Donofrio
John Donofrio
Executive Vice President, General Counsel
and Corporate Secretary